Exhibt 16.1

February 25, 2016

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

File No. 001-34385
Invesco Mortgage Capital Inc.

Dear Sir or Madam:
We have read Item 4.01 of Form 8-K of Invesco Mortgage Capital Inc. dated February 25, 2016, and agree with the statements concerning our Firm contained therein.
Very truly yours,

/s/ GRANT THORNTON LLP